Exhibit 1.1

EXECUTION VERSION

Keryx Biopharmaceuticals, Inc.

6,900,000 Shares

Common Stock

($0.001 par value)

Underwriting Agreement

January 22, 2014

J.P. Morgan Securities LLC

As Representative of the Several Underwriters

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom J.P. Morgan Securities LLC is acting as representative (the “Representative”), an aggregate of 6,900,000 shares (the “Underwritten Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and, at the option of the Underwriters, up to an additional 1,035,000 shares of Common Stock (the “Option Shares” and, together with the Underwritten Shares, the “Shares”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that (unless the context shall clearly indicate otherwise, any reference in Section 1 to the Company shall include its Subsidiaries (defined below)):

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-190353), including a prospectus, relating to the Shares, and such amendments to such registration statement as may have been required to the date of this Agreement, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder. Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.”

The prospectus in the form in which it was filed in connection with the Initial Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement, if any, to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Shares and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.”

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(b) At the time of the filing of the Initial Registration Statement with the Commission, the conditions for use of Form S-3, set forth in the General Instructions thereto, were satisfied. The Initial Registration Statement was declared effective by the Commission under the Securities Act on August 16, 2013. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission.

(c) Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions from such Preliminary Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(b).

(d) For the purposes of this Agreement, the “Applicable Time” is 6:30 p.m. (Eastern time) on the date of this Agreement. The Disclosure Package (as defined below) at the Applicable Time complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(b).

(e) Each part of the Registration Statement and any post-effective amendment thereto, at the time that such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), at the Time of Delivery (as defined below) and at any Additional Time of Delivery (as defined below), complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, at the Time of Delivery and at any Additional Time of Delivery, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(b).

(f) Neither (i) any Issuer General Free Writing Prospectus(es) issued at or prior to the Applicable Time and set forth on Schedule II, the Statutory Prospectus at the Applicable Time and the information set forth on Schedule III at the Applicable Time, all considered together (collectively, the “Disclosure Package”); nor (ii) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(b). As used in this paragraph and elsewhere in this Agreement:

(i) “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, including the final prospectus supplement dated the date hereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(ii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company; or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iii) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

(iv) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 7(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(b).

(h) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(i) The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently being conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not reasonably be expected to have a material adverse effect on the business, prospects, operations, assets, financial condition, stockholders’ equity or results of operations of the Company or materially impair the consummation of the transactions contemplated hereunder (a “Material Adverse Effect”). Complete and correct copies of the charter and bylaws of the Company and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made on or after the date hereof through and including the Time of Delivery and any Additional Time of Delivery.

(k) The Company has no subsidiaries (as defined under the Securities Act) other than the subsidiaries set forth in Exhibit 21.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2012 (collectively, the “Subsidiaries”). The Company owns all of the issued and outstanding capital stock of each of the Subsidiaries. Other than the capital stock of the Subsidiaries, and other than with respect to its cash equivalents, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the charters and bylaws of each Subsidiary and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made on or after the date hereof through and including the Time of Delivery and any Additional Time of Delivery. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in material compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding. The Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act.

(l) The Company had the authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus as of the date set forth therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which applicable to the Shares has been delivered to counsel to the Underwriters) and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Common Stock.” Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been fully complied with or previously waived. Except as described or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company (other than as a result of the grant of stock options under the Company’s existing equity incentive plans after the date(s) set forth in the Registration Statement, the Disclosure Package and the Prospectus). The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(m) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. The Shares will conform in all material respects to the description of the Shares contained in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Common Stock.”

(n) The issuance and sale of the Shares to be sold by the Company pursuant hereto, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, lease, license, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of (a) the provisions of the charter or bylaws of the Company or (b) any statute or any order, rule or regulation of any court, arbitrator, governmental agency or body having jurisdiction over the Company or any of its properties or (c) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Capital Market), except in the case of (b) or (c) above for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each, an “Authorization”) of, from, with or to any court, government, governmental or regulatory authority, self-regulatory organization or body (each, a “Regulatory Body”) is required for the execution, delivery or performance of this Agreement, the consummation of the transactions herein contemplated or the issuance and sale of the Shares by the Company, except (i) the registration of the Shares under the Securities Act; (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or state securities or Blue Sky laws or any securities laws of jurisdictions outside of the United States; and (iii) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect or; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

(p) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(q) The Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the authorization, issuance and sale of the Shares as contemplated by this Agreement. All corporate actions (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect. The approval of the Company’s stockholders is not required under the rules and regulations of any trading market for the Company to issue and deliver to the Underwriters the Shares.

(r) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

(s) The Company is not in breach or violation of nor in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter or bylaws or other organizational documents; (ii) any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, lease, license, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; (iii) any federal, state, local or foreign law, regulation or rule, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules and regulations of the Commission thereunder; (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Capital Market); or (v) any decree, judgment or order applicable to it or any of its properties, except for such defaults specified under subparagraphs (ii) through (v) herein that would not have a Material Adverse Effect.

(t) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or, to the knowledge of the Company, court or governmental action, order or decree, otherwise than as described in the Disclosure Package and the Prospectus, except for such loss or interference as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any change in the capital stock or short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock (in each case, other than as a result of the grant or exercise of stock options and the offer to sell shares of stock and award shares of restricted stock under the Company’s existing equity incentive plans, the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company or the exercise of warrants outstanding as of the date hereof), of the Company or any material adverse change in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company taken as a whole, other than as described or contemplated in the Disclosure Package and the Prospectus. Except as described in the Disclosure Package and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock.

(u) The Company has good and marketable title to all real property and good and marketable title to all material personal property (other than Intellectual Property, which is addressed in subsection (w) below) described in the Registration Statement, the Disclosure Package or the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company; and any real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company.

(v) The Company holds, and is operating in compliance with, all franchises, grants, Authorizations, licenses, permits, easements, consents, certificates, exemptions, designations and orders (each, a “Permit”) of any Regulatory Body, including without limitation the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals, animal or human clinical studies or biohazardous substances, required for the conduct of its business, except where the failure to hold or comply with any such Permits would not, individually or in the aggregate, result in a Material Adverse Effect; all such Permits are valid and in full force and effect; and the Company has not received written notice of any revocation, suspension or material modification of any such Permit or has reason to believe that any such Permit will not be renewed in the ordinary course of business.

(w) The Company owns, possesses, or can acquire on reasonable terms, all patents, patent applications, trademarks and service marks, trademark and service mark registrations and applications, trade names, domain names, goodwill associated with the foregoing, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement and Prospectus to be conducted except as such failure to own, possess, or acquire such rights would not have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus: (i) to the knowledge of the Company, there is no infringement, misappropriation or other violation by any third party of any Intellectual Property owned by or licenses to the Company that would have a Material Adverse Effect; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company‘s rights in or to any Intellectual Property owned by or licensed to the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company and to the knowledge of the Company, the Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company.

(x) The Company (i) is in compliance with any and all applicable federal, state, local and foreign laws (including common law), rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in material compliance with all Permits required of it under applicable Environmental Laws to own or conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, failure to receive required Permits or liability as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

There are no costs or liabilities of or relating to the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, associated with Environmental Laws, except for any such costs or liabilities as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y) The Company (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any Regulatory Body (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material Permits required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such Permit. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws that would reasonably be expected to have a Material Adverse Effect.

(z) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, including, without limitation, pursuant to Section 408 of ERISA and the regulatory guidance thereunder; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(aa) Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, or to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage, pending or, to the knowledge of the Company, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company.

(bb) Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, to the extent the Company is aware that it is required by such sources, the Company has obtained the written content to the use of such data from such sources.

(cc) The Company carries, or is covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and the Company has not (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; or (ii) reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and in force on the date hereof.

(dd) The Company has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any that the Company is contesting in good faith and for which there are adequate reserves, reflected in accordance with generally accepted accounting principles in the United States (“GAAP”), in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, except for such returns, taxes and assessments the failure of which to file or pay would not reasonably be expected to have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has not received written notice of any proposed liability for any material tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in accordance with GAAP in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.

(ee) The statements set forth in the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, represent an accurate summary of such terms in all material respects.

(ff) Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been so described.

(gg) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(hh) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as set forth in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)

under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(jj) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Disclosure Package or the Prospectus, or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 7(a) of this Agreement.

(kk) The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market under the ticker symbol “KERX.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market nor has the Company received any notice that it is not in compliance with the listing or maintenance requirements of the NASDAQ Capital Market. The Company believes that it is, and it will in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. A registration statement relating to the Common Stock on Form 8-A or other applicable form under the Exchange Act has become effective.

(ll) Except as described in the Registration Statement, the Disclosure Package or the Prospectus, neither the Company nor, to the Company’s knowledge, the Company’s officers, directors or any of its affiliates (within the meaning of FINRA Conduct Rule 5121(f)(1)), directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section (rr) of the By-laws of FINRA) of, any member firm of FINRA.

(mm) UHY LLP, who has certified certain financial statements of the Company filed as a part of the Registration Statement and included in the Registration Statement, the Disclosure Package and the Prospectus, is (i) an independent public accounting firm as required by the Securities Act and the Rules and Regulations; (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); and (iii) in the performance of its work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder. KPMG LLP, who has certified certain financial statements of the Company filed as a part of the Registration Statement and included in the Registration Statement, the Disclosure Package and the Prospectus, is (i) an independent public accounting firm as required by the Securities Act and the Rules and Regulations; (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); and (iii) in the performance of its work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(nn) The financial statements of the Company (including all notes and schedules thereto) set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified in conformity with GAAP, consistently applied throughout the periods involved, except as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus; and

the summary and selected financial data included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Disclosure Package and the Prospectus and other accounting records of the Company. No other schedules or financial statements are required to be included in the Registration Statement, the Disclosure Package or the Prospectus. Except as described in the Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. All non-GAAP financial information included in the Registration Statement, the Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act.

(oo) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(pp) Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company or the Company aware, of (i) during the past 36 months, any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(qq) Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Disclosure Package and the Prospectus).

(rr) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective.

The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Disclosure Package and the Prospectus.

(ss) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors or officers or, to the knowledge of the Company, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(tt) Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(uu) Except as contemplated by this Agreement and as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.

(vv) The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(ww) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(yy) The Company has operated and currently is in compliance with the United States Federal Food, Drug, and Cosmetic Act, as amended, all applicable rules and regulations of the FDA and other federal, state, local and foreign governmental bodies exercising comparable authority, except where the failure to so operate or be in compliance would not reasonably be expected to have a Material Adverse Effect. The clinical studies conducted by or, to the Company’s knowledge, on behalf of the Company that are described in the Registration Statement and the Prospectus were, and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA and all applicable laws and regulations; preclinical studies conducted by or, to the Company’s knowledge, on behalf of the Company or its Subsidiaries that are described in the Registration Statement and the Prospectus were, and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls; the descriptions of the tests and preclinical and clinical studies, and results thereof, conducted by or, to the Company’s knowledge, on behalf of the Company contained in the Registration Statement and the Prospectus are accurate and complete in all material respects; and the Company is not aware of any other trials or studies, the results of which reasonably call into question the results described or referred to in the Registration Statement and the Prospectus; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension, or clinical hold of any preclinical or clinical studies, or such written notice or correspondence from any Institutional Review Board or comparable authority requiring the termination or suspension of a clinical study, conducted by or on behalf of the Company, which termination, suspension, or clinical hold would reasonably be expected to have a Material Adverse Effect. None of the Company, its Subsidiaries, or their respective business operations, except as would not reasonably be expected to result in a Material Adverse Effect, is in violation of the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated thereunder and comparable state privacy and security laws. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority alleging that any product candidate, operation or activity is in material violation of any Permit or Food, Drug and Cosmetic Act provision and has no knowledge that any such governmental authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Permits and has no knowledge that any such governmental authority is considering such action.

(zz) The Company is eligible to offer and sell securities under the Registration Statement (including the offer and sale of the Shares) without reliance on General Instruction I.B.6 of Form S-3.

(aaa) The Company satisfies the eligibility requirements in existence immediately prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Shares.

(bbb) The statements set forth in the Company’s 10-K, which is incorporated by reference into the Prospectus, under the caption “Business—Intellectual Property and Patents”, insofar as they purport to describe the documents referred to therein, are accurate, complete and fair in all material respects.

(ccc) This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(ddd) The Company does not do business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes.

(eee) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person, and the Company is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(fff) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Underwriters as a result of the Underwriters and the Company fulfilling their respective obligations or exercising their respective rights under this Agreement, including, without limitation, the Company’s issuance of the Shares and the Underwriters’ ownership of the Shares.

(ggg) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(hhh) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(iii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jjj) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $13.63 (the “Purchase Price”), the number of Underwritten Shares set forth opposite the name of each Underwriter in Schedule I hereto.

In addition, the Company agrees to sell to each of the Underwriters, and each of the Underwriters shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company (a “Notice of Exercise”). Such Notice of Exercise shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Time of Delivery but shall not be earlier than the Time of Delivery or later than the tenth full New York Business Day (as hereinafter defined) after the date of such Notice of Exercise (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such Notice of Exercise shall be given at least two New York Business Days prior to the date and time of delivery specified therein.

3. Upon the authorization by the Representative of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global shares in book-entry form, which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Shares as directed by the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative, by causing DTC to credit the Shares to the account of the Representative at DTC. The time and date of such delivery and payment shall be, in the case of the Underwritten Shares, 10:00 a.m., New York time, on January 28, 2014, or such other time and date as the Representative and the Company may agree upon in writing, or in the case of the Option Shares, on the date and at the time and place specified by the Representative in the relevant Notice of Exercise. Such time and date for delivery of the Underwritten Shares is herein called the “Time of Delivery,” and such time and date for delivery of any Option Shares, if other than the Time of Delivery, is herein called the “Additional Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares to be delivered at the Time of Delivery and any additional documents requested by the Underwriter pursuant to Section 9(p) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York (the “Closing Location”), and such Shares will be delivered at the office of DTC or its designated custodian (the “Designated Office”), all at such Time of Delivery. The documents to be delivered at the Additional Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Option Shares and any additional documents requested by the Underwriter pursuant to Section 9(r) hereof, will be delivered at the place specified in by the Representative in the relevant Notice of Exercise, and the Option Shares will be delivered at the office of DTC or its designated custodian, all at such Additional Time of Delivery.

(c) For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the several Underwriters; (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; and (e) the Company has been advised that each of the Underwriters and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty, to the Company in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

Each of the Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second New York Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; during the period beginning on the date hereof and ending on the date, as determined in the opinion of counsel for the Underwriters, that the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 of the Securities Act) in connection with the sales by an underwriter or a dealer (the

“Prospectus Delivery Period”), to furnish to the Underwriters for review a copy of any proposed amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus; to make no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus during the Prospectus Delivery Period to which the Underwriters or their counsel reasonably objects; to advise the Underwriters, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Disclosure Package or Prospectus or any amended Prospectus has been filed or distributed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise the Underwriters, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information; to use its best efforts to prevent and to promptly use its best efforts to obtain the withdrawal of any such order.

(b) During the Prospectus Delivery Period, to comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions of this Agreement, the Disclosure Package and the Prospectus; if, during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to promptly notify the Underwriters and to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) or file or distribute such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance;

(c) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(d) To furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement, and to the Underwriters and any dealer the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such substantially similar securities (other than (i) pursuant to equity incentive plans existing on the date of this Agreement, or (ii) upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of the date of this Agreement); provided, that if (i) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then, in each case, the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; the Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(g) To issue stop transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the agreements required by Section 9(k);

(h) During a period of three years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders summary financial information of the Company for such quarter in reasonable detail;

(i) During a period of three years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, FINRA or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request; provided that the Company shall not be required to provide documents the provision of which would require public disclosure by the Company under Regulation FD;

(j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(k) Not to take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and not to effect any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement;

(l) Other than as contemplated by this Agreement, not to incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(m) During the Prospectus Delivery Period, to file with the Commission such periodic and special reports as required by the Rules and Regulations;

(n) To maintain the controls and other procedures required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder;

(o) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(p) To comply with all applicable provisions of the Sarbanes-Oxley Act; and

(q) To use its reasonable best efforts to list the Shares on the NASDAQ Capital Market and to maintain the listing of the Shares on the NASDAQ Capital Market.

7. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including, without limitation, timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated: (a) all expenses

(including, without limitation, transfer taxes allocated to the respective transferees) in connection with the delivery to the Underwriters of the Shares; (b) all expenses (including, without limitation, the fees, disbursements and expenses of the Company’s counsel and accountants) in connection with the preparation, printing, reproduction, filing, delivery and shipping of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus, and amendments and supplements thereto, and the mailing and delivery of copies thereof to the Underwriters and dealers; (c) the cost of printing or producing, delivery and shipping of this Agreement, closing documents (including, without limitation, any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (d) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(c) hereof; (e) all fees and expenses in connection with listing the Shares on the NASDAQ Capital Market; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent or registrar; (h) costs and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with the marketing of the Shares; and (i) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 8. It is understood that, subject to this Section 8 and Section 14 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

9. The obligations of the Underwriters hereunder, as to the Underwritten Shares to be delivered at the Time of Delivery or the Option Shares to be delivered at the Time of Delivery or any Additional Time of Delivery, shall be subject, in the Underwriters’ discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery or such Additional Time of Delivery, as the case may be, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b) The Underwriters shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the opinion of the Underwriters, is material or omits to state a material fact which, in the opinion of the Underwriters, is required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the opinion of the Underwriters, is material, or omits to state a fact which, in the opinion of the Underwriters, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(c) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Underwriters an opinion and written statement, dated the Time of Delivery or such Additional Time of Delivery, as the case may be, with respect to the validity of the Shares, the Registration Statement, the

Disclosure Package, the Prospectus and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters;

(d) Alston & Bird LLP, counsel for the Company, shall have furnished to the Underwriters (i) a corporate opinion and written statement, dated the Time of Delivery or such Additional Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Representative, which shall include certain agreed upon regulatory matters, and (ii) an intellectual property opinion, dated the Time of Delivery or such Additional Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Representative;

(e) [Reserved];

(f) On the date of this Agreement and at the Time of Delivery or such Additional Time of Delivery, as the case may be, UHY LLP shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements audited or reviewed by UHY LLP and certain other financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus;

(g) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the Disclosure Package, the Company shall not have incurred any material liabilities or obligations, direct or contingent, entered into any material transactions or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; there shall not have been any change in the capital stock or short-term or long-term debt of the Company; there shall not have been any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company (in each case, other than as a result of the grant or exercise of stock options, the offer to sell shares of stock and award shares of restricted stock, stock units or performance shares/performance units under the Company’s existing equity incentive plans or the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company); and there shall not have been any change in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery or such Additional Time of Delivery, as the case may be, on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Euronext; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery or such Additional Time of Delivery, as the case may be, on the terms and in the manner contemplated in the Disclosure Package or the Prospectus;

(i) The Shares to be sold at the Time of Delivery or such Additional Time of Delivery, as the case may be, shall have been duly listed for quotation on the NASDAQ Capital Market;

(j) The Underwriters shall not have received any unresolved objection from FINRA as to the fairness and reasonableness of the amount of compensation allowable or payable to the Underwriters in connection with the issuance and sale of the Shares;

(k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the executive officers and directors of the Company and certain other persons listed on Schedule IV hereto, substantially to the effect set forth in Exhibit A hereto, and each such agreement shall be full force and effect at the Time of Delivery or Additional Time of Delivery, as the case may be;

(l) The Company shall have complied with the provisions of Section 6(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) The Company shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery or such Additional Time of Delivery, as the case may be, certificates of the chief executive officer and the chief financial officer of the Company reasonably satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery or such Additional Time of Delivery, as the case may be, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery or such Additional Time of Delivery, as the case may be, and as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section;

(n) The Underwriters shall have received at the Time of Delivery or such Additional Time of Delivery, as the case may be, a certificate of the Secretary of the Company;

(o) The Underwriters shall have received on the date of this Agreement and at the Time of Delivery or such Additional Time of Delivery, as the case may be, a certificate of the Chief Financial Officer of the Company in the form attached hereto as Exhibit B;

(p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, at the Time of Delivery or the Additional Time of Delivery, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, at the Time of Delivery or the Additional Time of Delivery, as the case may be, prevent the issuance or sale of the Shares;

(q) The Representative shall have received at the Time of Delivery or the Additional Time of Delivery, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions; and

(r) The Company shall have furnished to the Underwriters such additional documents, certificates and evidence as the Underwriters may have reasonably requested to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Shares contemplated hereby.

Except as otherwise stated herein, all such opinions, certificates, letters and other documents mentioned above and elsewhere in this Agreement will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and their counsel. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

10. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430B Information and any other information deemed to be part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Disclosure Package (including any Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in subsection (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Disclosure Package (including any Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting,” and the information contained in the fourteenth paragraph under the caption “Underwriting.”

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either subsection (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under subsection (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this subsection, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in subsections (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to subsection (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in subsection (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of subsection (d) above and this subsection (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to subsection (d) above and this subsection (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11. The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Time of Delivery or, in the case of the Option Shares, prior to the Additional Time of Delivery, if (a) any condition of the Underwriters’ obligations hereunder is not fulfilled; (b) trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Euronext shall have been suspended; (c) a banking moratorium shall have been declared by federal or state authorities; or (d) there shall have occurred any outbreak or escalation of hostilities, any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of

Section 8 and Section 10 hereof shall at all times be effective and shall survive such termination. If the Underwriters elect to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by the Underwriters by telephone, confirmed by letter.

12. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery or any Additional Time of Delivery, as the case may be, the Representative may in its discretion arrange for another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Shares, or the Company notifies the Representative that the Company has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone the Time of Delivery or such Additional Time of Delivery, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery or such Additional Time of Delivery, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Time of Delivery or such Additional Time of Delivery, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Time of Delivery or such Additional Time of Delivery, as the case may be (other than by reason of any default on the part of the Company), or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then the Company will have the right, by written notice given within the following 36-hour period to the Representative, to terminate this Agreement.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

14. If this Agreement shall be terminated pursuant to Section 12(c) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 10 and 14 hereof; but, except as otherwise provided in this Agreement, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including, without limitation, fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered, except as provided in Sections 10 and 14 hereof.

15. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, electronic or facsimile transmission to the Representative as follows: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk; and if to the Company shall be delivered or sent by mail, electronic or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 10 and 13 hereof, the officers and directors of the Company and each person who controls the Company, each person who controls any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. Time shall be of the essence of this Agreement.

19. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

20. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including, without limitation, tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company plus one for counsel of any counterparts hereof, and upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

Keryx Biopharmaceuticals, Inc.

By:	/s/ Ron Bentsur
Name:	Ron Bentsur
Title:	CEO

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. Morgan Securities LLC

By:	/s/ Philip Ross
Name: Philip Ross
Title: Managing Director

For itself and on behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

UNDERWRITERS

Underwriters	Total Number of Underwritten Shares to be Purchased

J.P. Morgan Securities LLC	3,829,500
Oppenheimer & Co. Inc.	690,000
JMP Securities LLC	536,130
Stifel, Nicolaus & Company, Incorporated	459,540
Roth Capital Partners, LLC	459,540
Brean Capital, LLC	382,950
Ladenburg Thalmann & Co. Inc.	382,950
H.C. Wainwright & Co., LLC	159,390

Total	6,900,000

Sch I-1

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

None.

Sch II-1

SCHEDULE III

PRICING INFORMATION

Public Offering Price Per Share:	$14.50

Number of Shares Offered:	6,900,000 shares

Over-Allotment Option:	1,035,000 shares

Underwriting Discount:	6.00%

Time of Delivery:	January 28, 2014

Sch III-1

SCHEDULE IV

EXECUTIVE OFFICERS, DIRECTORS AND OTHER PERSONS EXECUTING LOCKUP AGREEMENTS

Ron Bentsur

Kevin J. Cameron

Joseph Feczko, M.D.

Wyche Fowler, Jr.

Jack Kaye

James F. Oliviero

Daniel P. Regan

Michael P. Tarnok

Sch III-2

EXHIBIT A

FORM OF LOCKUP AGREEMENT

            , 2014

J.P. Morgan Securities LLC

As Representative of the Several Underwriters

383 Madison Avenue

New York, New York 10179

Re: Keryx Biopharmaceuticals, Inc. – Lock-up Agreement

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC (the “Representative”), as representative of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge (except a pledge for the benefit of the Company pursuant to an agreement entered or to be entered into between the Company and the undersigned), grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares (regardless of whether any of the transactions described herein is to be settled by delivery of Common Stock of the Company, such other securities, in cash or otherwise). Further, the undersigned agrees not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock of the Company or securities convertible into or exercisable or exchangeable for Common Stock of the Company during the Lock-Up Period.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for thirty (30) days after the date of the final prospectus supplement used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 6(f) of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may (a) effect transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) upon death by will or intestacy, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, (iii) to the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the recipient or the trustee of the trust, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (iv) to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the undersigned, provided that in each case the recipient agrees to be bound in writing by the restrictions set forth herein, (v) by operation of law, including a qualified domestic order, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, and provided further with respect to (i), (ii), (iii), (iv) and (v) hereof that any such transfer shall not involve a disposition for value and no public reports, including but not limited to reports pursuant to Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock are required to be filed by the undersigned during the Lock-Up Period (as such may have been extended pursuant to the terms of this Lock-Up Agreement) and no such reports are voluntarily filed by the undersigned during the Lock-Up Period (as such may have been extended pursuant to the terms of this Lock-Up Agreement), or (vi) with the prior written consent of the Representative, (c) effect transactions pursuant to any written plan meeting the requirements of Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this Lock-Up Agreement, (d) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Lock-Up Agreement relating to the sale of securities of the Company, if then permitted by the Company, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period (as such may have been extended pursuant to this Lock-up Agreement), and provided further that no public reports, including but not limited to reports pursuant to Section 16(a) of the Exchange Act, are required to be filed by any party in connection with such plan during the Lock-Up Period (as such may have been extended pursuant to the terms of this Lock-Up Agreement), (e) exercise any options or warrants to purchase shares of Common Stock, provided that the underlying Common Stock continues to be subject to the restrictions set forth herein, or (f) with regard to shares of restricted stock granted under the Company’s equity incentive plans, effect transactions pursuant to an automatic sales plan which sells that number of shares of vested restricted stock necessary to fund income tax obligations due as the result of such vesting event. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any ob-ligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall lapse and become null and void (i) upon written notice from the Company to the Representative that the Company does not intend to proceed with the public offering or wishes to terminate the engagement of the Underwriters of the public offering, (ii) if the Underwriting Agreement is terminated pursuant to its terms prior to completion of the public offering, (iii) if the Underwriting Agreement is not executed by the parties thereto prior to February 15, 2014 or (iv) the Public Offering Date shall not have occurred on or before February 15, 2014, provided that in the cases of (iii) and (iv), the Company may, by written notice to you prior to February 15, 2014, extend such date to March 15, 2014.

[Signature Page Follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

EXHIBIT B

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

KERYX BIOPHARMACEUTICALS, INC.

January [—], 20141

Reference is hereby made to (i) the Underwriting Agreement, dated January 22, 2014 (the “Underwriting Agreement”) among Keryx Biopharmaceuticals, Inc. (the “Company”) and J.P. Morgan Securities LLC, as representative of the several Underwriters listed in Schedule I thereto (the “Underwriters”) and (ii) the [Preliminary] Prospectus dated January [—], 2014 (the “[Preliminary] Prospectus”)[, which together with the pricing information on Schedule III to the Underwriting Agreement] related to the offering (the “Offering”) of 6,900,000 shares of the Company’s common stock and, at the option of the Underwriters, up to an additional 1,035,000 shares of common stock of the Company.

In connection with the Offering and to assist the Underwriters in their investigation of the affairs of the Company, I, in my capacity as the chief financial officer of the Company, pursuant to Section 9(o) of the Underwriting Agreement, hereby certify that:

1.	Nothing has come to my attention that would cause me to believe that as of the date hereof, there has been any material change in the capital stock or any material decreases in long-term debt, consolidated net current assets or stockholders’ equity of the Company and its subsidiaries as compared to the amounts presented as of September 30, 2013 in the [Preliminary] Prospectus or the documents incorporated by reference therein, except for such decreases that the [Preliminary] Prospectus or the documents incorporated by reference therein discloses have occurred or may have occurred.

2.	The financial information of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “10-K”) relating to the fiscal year ending December 31, 2008 and incorporated by reference in the [Preliminary] Prospectus identified on the attached excerpts of the 10-K (Attachment A) is derived from the audited financial statements of the Company and its subsidiaries for the periods presented; such audited financial statements (a) have been prepared in conformity with U.S. generally accepted accounting principles and (b) fairly present in all material respects the financial condition and results of operations of the Company and its subsidiaries for the periods presented.

3.	The financial information of the Company contained in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2013 (the “Proxy”) and incorporated by reference in the [Preliminary] Prospectus identified on the attached excerpts of the Proxy (Attachment B) (a) is derived from the books and records of the Company for the periods presented and (b) fairly presents in all material respects the information required to be included in the Proxy for the periods presented.

[1]	To be dated at pricing and at closing.

B-1

[Signature page follows]

B-2

IN WITNESS WHEREOF, the undersigned has signed his name as of the date first written above.

Name:	James F. Oliviero
Title:	Chief Financial Officer

Attachment A

Attachment B

B-3